UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 21, 2020

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on September 30, 2013, Novo Healthnet Limited (“NHL”), a wholly owned subsidiary of Novo Integrated Sciences, Inc. (the “Company”), issued a Series A Debenture in the original principal amount of CAD$3,000,000 to ICC Healthnet Canada Inc. (“ICC Healthnet”). Robert Mattacchione, the principal owner of ICC Healthnet, is a related party to the Company. Such debenture was amended on January 31, 2018 (as amended, the “ICC Debenture”). On January 31, 2018, ICC Healthnet converted 75% of the amount owed, both principal and interest, into restricted shares of Company common stock. As of July 21, 2020, the ICC Debenture had an outstanding principal and interest balance of CAD$781,951 (approximately $484,001 as of July 21, 2020).

On July 21, 2020, the Company, NHL and ICC Healthnet entered into Amendment No. 2 to the ICC Debenture (“Amendment No. 2”). Pursuant to the terms of Amendment No. 2, the parties agreed that the Company would provide a cash payment equal to CAD$360,000 (approximately $267,768 as of July 21, 2020), which amount would be deducted from the ICC Debenture principal balance. On July 21, 2020, the Company provided the CAD$360,000 cash payment to ICC Healthnet. This amount was deducted from the ICC Debenture principal balance, resulting in a remaining principal of CAD$390,000 (approximately $290,082) as of July 21, 2020.

In addition, as of July 21, 2020, there was an outstanding principal and interest balance of CAD$304,321 (approximately $226,363 as of July 21, 2020) (the “ALMC Debt”) on a previously disclosed loan from ALMC-ASAP Holdings Inc. (“ALMC”) to NHL. Mr. Mattacchione, the principal owner of ALMC, is a related party to the Company. On July 21, 2020, the Company issued an aggregate of 150,909 shares of restricted Company common stock in lieu of delivering a cash payment relating to the ALMC Debt. The number of shares issued was based on a conversion price of $1.50 per share of Company common stock. As a result of the stock issuance, the ALMC Debt has been paid in full.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: July 27, 2020	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer